Udemy Reports Fourth Quarter and Full Year 2025 Results
Full year 2025 consolidated subscription revenue increased 8% year-over-year
Added $13 million in Net New Annual Recurring Revenue in Q4
Net Dollar Retention Rate stabilized at 97% for Large Customers and 93% total
Expanded full year 2025 Adjusted EBITDA Margin by 700 basis points
SAN FRANCISCO –– Feb 5, 2026 –– Udemy (Nasdaq: UDMY), a leading AI-powered skills acceleration platform, today reported results for the three- and twelve-month periods ended December 31, 2025.
In light of the pending combination with Coursera (NYSE: COUR), which remains subject to shareholder and regulatory approvals and other customary closing conditions, Udemy will not host a conference call to discuss the results and will not provide financial guidance.
Financial Results and Key Operating Data Summary
(in millions, except enterprise customers, consumer paid subscribers, percentages, and basis points; unaudited)

	Three Months Ended December 31,		Change		Fiscal Year Ended December 31,		Change
	2025	2024	YoY		2025	2024	YoY
Revenue	$194.0	$199.9	(3)%		$789.8	$786.6	0%
Subscription Revenue	$146.8	$137.4	7%		$566.0	$522.5	8%
Gross Profit	$128.0	$127.2	1%		$518.4	$491.9	5%
Gross Margin	66%	64%	200	bps	66%	63%	300	bps
Net Income (Loss)	$(2.3)	$(9.9)	76%		$3.8	$(85.3)	104%
Adjusted EBITDA	$21.4	$19.5	10%		$95.3	$43.0	122%
Adjusted EBITDA Margin	11%	10%	100	bps	12%	5%	700	bps

Enterprise Segment
Total Customers	17,029	17,096	0%
UB Annual Recurring Revenue	$540.0	$516.9	4%
Segment Revenue	$134.2	$130.1	3%		$524.1	$494.5	6%
Subscription Revenue	$133.5	$128.8	4%		$521.5	$491.4	6%
Segment Adjusted Gross Margin	76%	75%	100	bps	75%	73%	200	bps

Consumer Segment
Paid Subscribers	343,000	170,000	102%
Monthly Average Buyers	1.25	1.32	(5)%		1.32	1.34	(1)%
Segment Revenue	$59.8	$69.8	(14)%		$265.8	$292.1	(9)%
Subscription Revenue	$13.3	$8.7	53%		$44.5	$31.0	44%
Segment Adjusted Gross Margin	56%	53%	300	bps	57%	55%	200	bps
“Udemy demonstrated strong execution in Q4 and throughout 2025, creating tangible momentum toward becoming the system of record for helping companies upskill their workforce in an increasingly AI-driven world,” said Udemy President & CEO Hugo Sarrazin. “Revenue came in at the high end of our guidance range for both the quarter and year. Importantly, we drove 8% growth in full-year consolidated subscription revenue, which now represents 72% of our total revenue. These results highlight the resilience of our subscription-first approach and validates our strategic transformation toward higher value, recurring revenue streams.
“Udemy Business showed momentum building with year-over-year ARR growth stabilizing, while delivering $13 million in Net New ARR in Q4, up from $7 million in the prior quarter. The strategic actions we took earlier in the year to improve retention and drive expansion also resulted in stabilization of our Net Dollar Retention Rate. These results reflect continued progress in our enterprise business and strategy.
“Our Consumer transformation strategy delivered positive results, with the segment’s full year subscription revenue increasing 44% year-over-year. We added nearly 50,000 paid subscribers during Q4 to reach more than 340,000 total at year end. These results validate our strategic pivot toward subscription monetization.
“We delivered our first full year of positive net income and exceeded the high end of our Adjusted EBITDA guidance, expanding full-year Adjusted EBITDA Margin by 700 basis points. Driven by our focus on operational excellence, cost efficiencies, and operational leverage, Adjusted EBITDA increased by $52 million, representing over 120% growth year-

over-year. We ended the year with nearly $360 million in cash, cash equivalents, and marketable securities, providing us with financial flexibility to capitalize on the growth opportunities ahead.
“As AI fundamentally reshapes the future of work, organizations recognize that they will need a comprehensive learning operating system that can intelligently reskill workforces at scale. This demand is reflected in increasing enrollments in AI content on Udemy, which grew 120% year-over-year in 2025, with learners investing more than 700 million minutes of time to develop these critical skills. Enterprises require proprietary, role-specific learning experiences that align with their unique organizational policies and strategic objectives, and we believe Udemy is well-positioned to provide that critical learning system. We look forward to empowering companies around the world to thrive in the AI era by transforming their talent,” concluded Sarrazin.
Full Year 2025 Financial Highlights
Key Financial Results
•Total revenue for the year of $789.8 million was at the high end of the full year guidance range.
•Consolidated subscription revenue of $566.0 million increased 8% year-over-year, representing 72% of total revenue, or a 600 basis point expansion.
•Total gross margin was 66% compared to 63% in 2024.
•Net income was $3.8 million, compared to net loss of $85.3 million in the prior year.
•Adjusted EBITDA of $95.3 million, or 12% of revenue, exceeded the high end of the full year guidance range and represented a 700 basis point expansion year-over-year.
Udemy Business Segment
•Enterprise segment, or Udemy Business, revenue of $524.1 million increased 6% year-over-year.
•Annual Recurring Revenue (ARR) increased 4% year-over-year to $540.0 million.
•Net Dollar Retention Rate (NDRR) stabilized at 93%, and Udemy Business Large Customer NDRR stabilized at 97%.
Consumer Segment
•Consumer segment revenue of $265.8 million decreased 9% year-over-year. The year-over-year decline in segment revenue was expected due to Udemy’s strategic pivot to prioritize recurring revenue offerings over transactional purchases.
•Consumer subscription revenue increased 44% year-over-year to $44.5 million.
•Increased paid consumer subscribers by 102% year over year, ending 2025 with 343,000.
Operating Expenses
•Operating expenses for 2025 were $522.6 million, or 66% of revenue, representing a year-over-year improvement of 800 basis points.
◦Sales and marketing expense was down 5% year-over-year to $326.5 million. The decrease was driven by savings in direct marketing costs, personnel costs, and stock-based compensation expense, and was partially offset by increases in amortization of deferred contract costs, software subscriptions and other allocated costs.
◦Research and development expense was down 19% year-over-year to $101.5 million. The decrease was driven by lower personnel costs and stock-based compensation expense.
◦General and administrative expense was down 3% year-over-year to $93.0 million. The decrease was primarily driven by lower stock-based compensation expense and certain professional services costs incurred in the prior year that are not part of ongoing operations. These were partially offset by higher current period charges to reserves for credit losses, increased professional services expenses in support of ongoing operations, and transaction costs incurred in 2025 related to the proposed combination with Coursera.
◦Restructuring charges were down 91% year-over-year to $1.6 million. The majority of the charges related to the strategic restructuring activities announced in September 2024 were recognized into expense during the prior year.
Cash Flow and Balance Sheet
•Full year 2025 net cash provided by operating activities was $87.7 million.
•Cash, cash equivalents, restricted cash, and marketable securities were $359.1 million at the end of the year.
•Free cash flow was positive $70.0 million.
Fourth Quarter 2025 Financial Highlights
Key Financial Results

•Total revenue for the quarter of $194.0 million was at the high end of the Q4 guidance range.
•Consolidated subscription revenue increased 7% year-over-year to $146.8 million, or 76% of total revenue.
•Total gross margin was 66% compared to 64% in Q4 2024.
•Net loss was $2.3 million, a 76% year-over-year improvement.
•Adjusted EBITDA of $21.4 million, or 11% of revenue, exceeded the high end of the Q4 guidance range and represented a 100 basis point expansion year-over-year.
Udemy Business Segment
•Enterprise segment, or Udemy Business, revenue of $134.2 million increased 3% year-over-year.
•Added $12.8 million of Net New ARR quarter-over-quarter.
Consumer Segment
•Consumer segment revenue of $59.8 million decreased 14% year-over-year. The year-over-year decline in segment revenue was expected due to Udemy’s strategic pivot to prioritize recurring revenue offerings over transactional purchases.
•Consumer subscription revenue increased 53% year-over-year to $13.3 million.
•Added 49,000 net paid consumer subscribers.
Operating Expenses
•Operating expenses were $131.5 million, or 68% of revenue, representing a year-over-year improvement of 100 basis points.
◦Sales and marketing expense was flat year-over-year at $82.6 million. Lower direct marketing costs and stock-based compensation expense were offset by increases in personnel costs and amortization of deferred contract costs.
◦Research and development expense was down 15% year-over-year to $24.6 million. The decrease was driven by lower personnel costs and stock-based compensation expense.
◦General and administrative expense was up 11% year-over-year to $24.2 million. The increase was primarily driven by transaction costs incurred in the fourth quarter of 2025 related to the proposed merger with Coursera. This was partially offset by lower stock-based compensation expense.
◦Restructuring charges were zero in the fourth quarter of 2025, versus $5.4 million in the comparable quarter. Charges associated with the strategic restructuring announced in September 2024 were fully recognized by the second quarter of 2025.
Additional Highlights
•Acquired new, or expanded existing, relationships with Udemy Business customers globally, including Arm (UK), BCI (Canada), Capgemini SE (France), Coldwater Creek (U.S.), Dubai Academic Health Corporation (UAE), Ericsson AB (Sweden), Genpact LLC (U.S.), Groupe Astek (France), Infosys Limited (India), Kellanova (U.S.), Mercado Libre Latam (Argentina), NNE (Denmark), Red Hat (U.S.), Solstice Advanced Materials (U.S.), and Trader Corporation (Canada).
•Announced the first in a wave of tools planned for Udemy’s new AI-powered Microlearning experience, including tools that will be designed to enable instructors to quickly review, edit, create or approve engaging microlearning content and activities derived from their courses.
•Announced several new strategic partnerships including:
◦LG CNS, a leading AI transformation (AX) company in Korea to expand Udemy into Korea's corporate training market.
◦Emtrain, a leading provider of skills-based compliance training, to provide enterprise customers access to extensive compliance and workplace culture training content.
◦Workera, a leading AI-powered skills verification platform, to provide a unified, data-driven way to understand workforce capabilities, identify skill gaps, and demonstrate the impact of targeted learning at scale.
◦Mila, one of the world’s leading AI research institutes, to equip workplace teams with the practical skills, ethical frameworks, and governance tools needed to keep pace with rapid innovation.
◦HSM, a leading provider of corporate education, to expand Udemy Business’s presence in Brazil.
◦Entri, a leading learning platform focused on India’s 400 million vernacular learners, to expand upskilling opportunities in India.

Pending Coursera Combination
On December 17, 2025, Udemy and Coursera entered into a definitive merger agreement under which Coursera will combine with Udemy in an all-stock transaction. Under the terms of the definitive agreement, Udemy stockholders will receive 0.800 shares of Coursera common stock for each share of Udemy common stock. Upon the closing of the transaction, existing Coursera stockholders are expected to own approximately 59% and existing Udemy stockholders are expected to own approximately 41% of the combined company, on a fully diluted basis.
The transaction is expected to close by the second half of 2026, subject to the receipt of required regulatory approvals, approval by Coursera and Udemy shareholders, and the satisfaction of other customary closing conditions.
Please visit https://courseraandudemy.com for more information and updates about the transaction.
Non-GAAP Financial Measures
To supplement the consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), this press release contains certain non-GAAP financial measures as defined below. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide useful information to investors and others in understanding and evaluating our operating results because our management team and board of directors use these non-GAAP financial measures for the purposes of assessing operating results and business planning. These non-GAAP financial measures also provide useful measures for period-to-period comparisons of our business by removing the effect of certain non-cash expenses and certain variable charges.
Udemy’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Udemy’s consolidated financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.
Adjusted EBITDA and Adjusted EBITDA Margin
We calculate Adjusted EBITDA as net income (loss) determined in accordance with GAAP, adjusted to exclude i) interest income; ii) interest expense; iii) provision for income taxes; iv) depreciation and amortization; v) other income (expense), net, including gains and losses from the remeasurement of foreign currency assets and liabilities into their functional currency; vi) stock-based compensation expense; vii) restructuring charges, and viii) acquisition-related costs. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue for the same period.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share, Basic and Diluted
We define non-GAAP net income (loss) as net income (loss), adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, restructuring charges, and acquisition-related costs.
We define non-GAAP net income (loss) per share, basic, as non-GAAP net income (loss) divided by weighted-average shares used to compute net income (loss) per share, basic. We define non-GAAP net income (loss) per share, diluted, as non-GAAP net income (loss) divided by weighted-average shares used to compute net income (loss) per share, diluted, which adjusts for the potentially dilutive effects of our employee equity incentive plans.
Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define non-GAAP gross profit as gross profit, adjusted to exclude stock-based compensation expense and the amortization of acquired intangible assets. We calculate non-GAAP gross margin as non-GAAP gross profit divided by revenue for the same period.
Free Cash Flow
We define free cash flow as net cash provided by operating activities, less purchases of property and equipment and capitalized software costs, as we consider these capital expenditures necessary to support our ongoing operations.
Key Business Metrics

Udemy Business customers
We count the total number of Udemy Business (“UB”) customers at the end of each period. To do so, we generally count unique customers using the concept of a domestic ultimate parent, defined as the highest business in the family tree that is in the same country as the contracted entity. In some cases, we deviate from this methodology, defining the contracted entity as a unique customer despite the existence of a domestic ultimate parent. This often occurs where the domestic ultimate parent is a financial owner, government entity, conglomerate, or acquisition target where we have contracted directly with the subsidiary. We define a UB customer as a customer who purchases Udemy via our direct sales force, reseller partnerships or through our self-service platform.
Udemy Business Annual Recurring Revenue
We disclose our UB ARR as a measure of our Enterprise revenue growth. ARR represents the annualized value of our UB customer contracts on the last day of a given period. Only revenue from closed UB contracts with active seats as of the last day of the period are included.
Udemy Business Net Dollar Retention Rate and Udemy Business Large Customer Net Dollar Retention Rate
We disclose UB Net Dollar Retention Rate, or UB NDRR, as a measure of revenue growth for all UB customers within our Enterprise segment, including UB Large Customers, which we define as companies with at least 1,000 employees. We calculate UB NDRR as the total ARR at the end of a trailing twelve-month period divided by the total ARR at the beginning of a trailing twelve-month period for the cohort of all UB customers active at the beginning of the trailing twelve-month period. We calculate UB Large Customer NDRR as the total UB Large Customer ARR at the end of a trailing twelve-month period divided by the total Large Customer ARR at the beginning of a trailing twelve-month period for the cohort of UB customers with at least 1,000 employees active at the beginning of the trailing twelve-month period. Total ARR and Large Customer ARR at the end of a trailing twelve-month period are calculated as ARR and Large Customer ARR, respectively, at the beginning of a trailing twelve-month period that are then adjusted for upsells, downsells, and churns for the same cohort of customers during that period. Large Customer ARR represents the annualized value of contracts for UB customers with active seats and having at least 1,000 employees on the last day of a given period.
Paid Consumer subscribers
We count the total number of paid Consumer subscribers at the end of each period. Paid Consumer subscribers are defined as users who had an active paid subscription to any Consumer subscription offering at the end of the last day of a given period. The count of paid subscribers does not include users who are currently on a free trial.
Monthly average buyers
A buyer is a consumer who purchases a course or subscription through our direct-to-consumer offering. We first determine the number of monthly buyers by taking the total buyers of single courses during a given month plus the total active, paid consumer subscribers at any point in that month, adjusting for duplicate buyers that may be present in both totals. We then calculate monthly average buyers by taking an average of the monthly buyer totals over a particular period, such as a fiscal year. Our monthly average buyer count is not intended as a measure of active engagement, as not all buyers are active at any given time or over any given period.
Segment revenue and segment adjusted gross profit
Segment revenue represents the revenue recognized from our two segments, Enterprise (or Udemy Business), and Consumer. Segment adjusted gross profit is defined as segment revenue less segment adjusted cost of revenue. Segment adjusted cost of revenue includes content costs, customer support services, hosting and platform costs, and payment processing fees that are allocable to each segment. Segment adjusted gross profit excludes amortization of capitalized software, depreciation, stock-based compensation, and amortization of intangible assets included in cost of revenue as our chief operating decision maker does not include the information in his measurement of the performance of the operating segments.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding trends in consumer and learner activity related to our platform; anticipated future expenses and investments; our business strategy and plans, including the impact of our strategic and operational efficiency initiatives and our ability to successfully execute on these initiatives; market growth; and our market position and potential market opportunities. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to, the following: general economic, market or business conditions, including competition, risks related to online learning solutions and risks related to our AI innovations and AI generally; risks related to the business combination, including the effect of the announcement of the business combination on the ability of Coursera or Udemy to retain and hire key personnel and maintain relationships with customers, vendors and others with whom Coursera or Udemy do business, or on Coursera’s or Udemy’s operating results and business generally; risks that the business combination disrupts current plans and operations and the potential difficulties in attracting and retaining qualified personnel as a result of the business combination; the outcome of any legal proceedings related to the business combination; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; the ability to successfully integrate Coursera’s and Udemy’s operations and business on a timely basis or otherwise in accordance with the standards and obligations applicable to the combined company as a public benefit corporation and as a B Corp.; Coursera’s and Udemy’s ability to implement our plans, forecasts and other expectations with respect to the combined company’s business after the completion of the transaction and realize expected synergies and other benefits of the combination within the expected timeframe or at all; the amount of the costs, fees, expenses and charges related to the proposed combination; fluctuations in the prices of Coursera or Udemy stock; and potential business disruptions following the business combination. The potential risks and uncertainties that could cause actual results to differ from the results predicted include those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our publicly available filings with the Securities and Exchange Commission. All information provided in this release is as of the date hereof, and we undertake no duty to update this information unless required by law.
About Udemy
Udemy is an AI-powered skills acceleration platform transforming how companies and individuals across the world build the capabilities needed to thrive in a rapidly evolving workplace. By combining on-demand, multi-language content with real-time innovation, Udemy delivers personalized experiences that empower organizations to scale workforce development and help individuals build the technical, business, and soft skills most relevant to their careers. Today, thousands of companies, including Ericsson, Samsung SDS America, ON24, Tata Consultancy Services, The World Bank, and Volkswagen, rely on Udemy Business for its enterprise solutions to build agile, future-ready teams. Udemy is headquartered in San Francisco, with hubs across the United States, Australia, India, Ireland, Mexico, and Türkiye.

Udemy, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2025	2024	2025	2024
Revenue	$193,985	$199,942	$789,844	$786,565
Cost of revenue (1)(2)	65,939	72,737	271,438	294,625
Gross profit	128,046	127,205	518,406	491,940
Operating expenses (1)(2)
Sales and marketing	82,619	82,658	326,451	342,946
Research and development	24,613	28,831	101,513	125,438
General and administrative	24,244	21,900	93,020	96,199
Restructuring charges	—	5,410	1,578	16,685
Total operating expenses	131,476	138,799	522,562	581,268
Loss from operations	(3,430)	(11,594)	(4,156)	(89,328)
Other income (expense), net
Interest income	3,186	4,011	14,208	19,666
Interest expense	(249)	(45)	(734)	379
Other expense, net	(483)	(578)	(981)	(11,655)
Total other income, net	2,454	3,388	12,493	8,390
Net income (loss) before taxes	(976)	(8,206)	8,337	(80,938)
Income tax provision	1,353	1,658	4,530	4,350
Net income (loss)	$(2,329)	$(9,864)	$3,807	$(85,288)

Net income (loss) per share
Basic	$(0.02)	$(0.07)	$0.03	$(0.56)
Diluted	$(0.02)	$(0.07)	$0.03	$(0.56)
Weighted-average shares used in computing net income (loss) per share
Basic	145,700,236	146,714,126	148,205,408	151,320,497
Diluted	145,700,236	146,714,126	150,005,398	151,320,497

(1)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2025	2024	2025	2024
Cost of revenue	$1,588	$1,610	$6,748	$6,887
Sales and marketing	5,021	6,087	22,074	28,665
Research and development	3,732	5,859	18,385	27,046
General and administrative	4,732	6,202	21,547	27,584
Restructuring charges	—	—	—	(160)
Total stock-based compensation expense	$15,073	$19,758	$68,754	$90,022

(2)     Includes amortization of intangible assets as follows (in thousands):

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2025	2024	2025	2024
Cost of revenue	$—	$—	$—	$1,880
Sales and marketing	229	227	918	915
Research and development	188	—	563	—
Total amortization of intangible assets	$417	$227	$1,481	$2,795

Udemy, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$231,485	$190,592
Restricted cash, current	201	100
Marketable securities	127,259	163,844
Accounts receivable, net	95,891	88,216
Prepaid expenses and other current assets	25,469	22,735
Deferred contract costs, current	43,908	40,841
Total current assets	524,213	506,328
Property and equipment, net	6,694	4,534
Capitalized software, net	28,964	31,548
Operating lease right-of-use assets	9,040	10,950
Restricted cash, non-current	183	1,115
Deferred contract costs, non-current	28,010	32,212
Intangible assets, net	2,448	2,428
Goodwill	12,646	12,646
Other assets	5,500	3,867
Total assets	$617,698	$605,628
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$8,198	$6,311
Accrued expenses and other current liabilities	32,126	31,156
Content costs payable	33,175	37,607
Accrued compensation and benefits	27,958	28,793
Operating lease liabilities, current	4,541	2,502
Deferred revenue, current	294,071	291,106
Total current liabilities	400,069	397,475
Operating lease liabilities, non-current	5,686	8,315
Deferred revenue, non-current	1,248	2,438
Other liabilities, non-current	234	6
Total liabilities	407,237	408,234
Stockholders' equity:
Common stock	1	1
Additional paid-in capital	1,011,477	1,002,390
Accumulated other comprehensive income (loss)	162	(11)
Accumulated deficit	(801,179)	(804,986)
Total stockholders’ equity	210,461	197,394
Total liabilities and stockholders' equity	$617,698	$605,628

Udemy, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$(2,329)	$(9,864)	$3,807	$(85,288)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,074	5,906	25,359	25,421
Amortization of deferred contract costs	17,148	15,791	65,540	59,654
Stock-based compensation	15,073	19,758	68,754	90,022
Allowance for credit losses	528	523	3,363	1,549
Net (accretion) amortization of marketable securities	(510)	(1,650)	(3,187)	(8,301)
Non-cash operating lease expense	1,077	883	3,777	4,524
Unrealized loss on strategic investments	—	—	—	10,311
Other	513	1,232	1,559	2,551
Changes in operating assets and liabilities:
Accounts receivable	(19,866)	(7,575)	(11,045)	2,789
Prepaid expenses and other assets	2,763	920	(4,042)	(4,588)
Deferred contract costs	(14,863)	(11,707)	(64,405)	(58,333)
Accounts payable, accrued expenses and other liabilities	12,590	4,088	3,303	10,050
Content costs payable	900	1,307	(4,432)	(2,671)
Operating lease liabilities	(1,741)	(1,254)	(2,472)	(5,777)
Deferred revenue	(1,842)	(8,776)	1,780	11,130
Net cash provided by operating activities	15,515	9,582	87,659	53,043
Cash flows from investing activities:
Purchases of marketable securities	(44,800)	(97,115)	(182,603)	(336,898)
Proceeds from maturities and sales of marketable securities	53,365	87,400	222,415	352,750
Purchases of property and equipment	(522)	(1,184)	(5,803)	(2,300)
Capitalized software costs	(3,204)	(2,228)	(11,880)	(12,475)
Payments related to asset acquisitions	—	—	(1,500)	—
Net cash provided by (used in) investing activities	4,839	(13,127)	20,629	1,077
Cash flows from financing activities:
Net proceeds from exercise of stock options	8	1,424	70	2,345
Proceeds from share purchases under employee stock purchase plan	1,615	2,521	4,175	7,054
Taxes paid related to net share settlement of equity awards	(5,468)	(5,461)	(20,306)	(30,824)
Repurchases of common stock and excise taxes paid	(21,753)	(8,733)	(50,965)	(150,324)
Payments of debt issuance costs	—	—	(1,438)	—
Net cash used in financing activities	(25,598)	(10,249)	(68,464)	(171,749)

Effect of foreign exchange rates on cash flows	69	(177)	$238	$(116)

Net increase (decrease) in cash, cash equivalents and restricted cash	(5,175)	(13,971)	$40,062	$(117,745)
Cash, cash equivalents and restricted cash—Beginning of period	237,044	205,778	$191,807	$309,552
Cash, cash equivalents and restricted cash—End of period	$231,869	$191,807	$231,869	$191,807

Udemy, Inc.
Supplemental Revenue and Segment Analysis
(in thousands, except percentages)
(unaudited)
Revenue by Segment and Product Offering
The following table presents revenue disaggregated by product offering for each segment:

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2025	2024	2025	2024
Enterprise:
Subscription	$133,516	$128,786	$521,493	$491,444
Other	711	1,353	2,581	3,014
Enterprise revenue	$134,227	$130,139	$524,074	$494,458
Consumer:
Subscription	$13,272	$8,659	$44,514	$31,006
Transactional and other	46,486	61,144	221,256	261,101
Consumer revenue	$59,758	$69,803	$265,770	$292,107
Total revenue	$193,985	$199,942	$789,844	$786,565

Segment revenue, adjusted gross profit, and adjusted gross margin
The following table presents revenue, adjusted gross profit, and adjusted gross margin by segment:

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2025	2024	2025	2024
Enterprise segment revenue	$134,227	$130,139	$524,074	$494,458
Enterprise segment adjusted gross profit	$101,356	$96,998	$394,920	$361,673
Enterprise segment adjusted gross margin	76%	75%	75%	73%
Consumer segment revenue	$59,758	$69,803	$265,770	$292,107
Consumer segment adjusted gross profit	$33,298	$37,034	$151,493	$159,357
Consumer segment adjusted gross margin	56%	53%	57%	55%

Udemy, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages, share and per share amounts)
(unaudited)

Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2025	2024	2025	2024
Gross profit	$128,046	$127,205	$518,406	$491,940
Stock-based compensation expense	1,588	1,610	6,748	6,887
Intangible asset amortization	—	—	—	1,880
Non-GAAP gross profit	$129,634	$128,815	$525,154	$500,707
Gross margin (1)	66%	64%	66%	63%
Non-GAAP gross margin (2)	67%	64%	66%	64%
(1)        We calculate gross margin as gross profit divided by revenue for the same period.
(2)        We calculate non-GAAP gross margin as non-GAAP gross profit divided by revenue for the same period.

Non-GAAP Net Income and Non-GAAP Net Income Per Share, Basic and Diluted

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$(2,329)	$(9,864)	$3,807	$(85,288)
Stock-based compensation expense	15,073	19,758	68,754	90,182
Intangible asset amortization	417	227	1,481	2,795
Restructuring charges	—	5,410	1,578	16,685
Acquisition related charges	3,729	—	3,729	—
Non-GAAP net income	$16,890	$15,531	$79,349	$24,374

Net income (loss) per share, basic	$(0.02)	$(0.07)	$0.03	$(0.56)
Net income (loss) per share, diluted	$(0.02)	$(0.07)	$0.03	$(0.56)
Weighted-average shares used in computing net income (loss) per share, basic	145,700,236	146,714,126	148,205,408	151,320,497
Weighted-average shares used in computing net income (loss) per share, diluted (3)	145,700,236	146,714,126	150,005,398	151,320,497

Non-GAAP net income per share, basic	$0.12	$0.11	$0.54	$0.16
Non-GAAP net income per share, diluted	$0.12	$0.10	$0.53	$0.16
Weighted-average shares used in computing non-GAAP net income per share, basic	145,700,236	146,714,126	148,205,408	151,320,497
Weighted-average shares used in computing non-GAAP net income per share, diluted	146,657,116	148,068,999	150,005,398	154,536,509
(3)         For periods presented with a net loss, potentially dilutive securities were excluded from the computation of net loss per share, diluted because the impact of including them would have been anti-dilutive.

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$(2,329)	$(9,864)	$3,807	$(85,288)
Adjusted to exclude the following:
Interest income	(3,186)	(4,011)	(14,208)	(19,666)
Interest expense	249	45	734	(379)
Income tax provision	1,353	1,658	4,530	4,350
Depreciation and amortization	6,074	5,906	25,359	25,421
Stock-based compensation expense	15,073	19,758	68,754	90,182
Other expense, net	483	578	981	11,655
Restructuring charges	—	5,410	1,578	16,685
Acquisition related costs	3,729	—	3,729	—
Adjusted EBITDA	$21,446	$19,480	$95,264	$42,960
Net income (loss) margin (4)	(1)%	(5)%	0%	(11)%
Adjusted EBITDA margin (5)	11%	10%	12%	5%
(4)        We calculate net income (loss) margin as net income (loss) divided by revenue for the same period.
(5)        We calculate adjusted EBITDA margin as adjusted EBITDA divided by revenue for the same period.

Free Cash Flow

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$15,515	$9,582	$87,659	$53,043
Less: purchases of property and equipment	(522)	(1,184)	(5,803)	(2,300)
Less: capitalized software costs	(3,204)	(2,228)	(11,880)	(12,475)
Free cash flow	$11,789	$6,170	$69,976	$38,268

Investor Contact
Dennis Walsh
Vice President, Investor Relations
dennis.walsh@udemy.com